UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2019

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

We lease our headquarters in Redwood City, California pursuant to a lease agreement with HCP LS Redwood City, LLC (the “Landlord”) dated July 30, 2010, as amended by the First Amendment to Lease dated September 30, 2011 and the Second Amendment to Lease dated March 4, 2016 (the “Lease”). The Lease has a rental commencement date of December 1, 2011 and, prior to the amendment described below, expires on November 30, 2019. The Lease is for an aggregate of approximately 44,200 square feet, comprised of one building containing approximately 19,600 square feet located at 400 Chesapeake Drive, Redwood City, California 94063 (the “400 Building”) and one building containing 24,600 square feet located at 600 Chesapeake Drive, Redwood City, California 94063 (the “600 Building”). We previously subleased the 600 Building to a subtenant.

On April 1, 2019, we entered into the Third Amendment to Lease with the Landlord (the “Third Amendment”), which amended the Lease to extend the lease term with respect to the 400 Building for a period of five years. As amended by the Third Amendment, the Lease, with respect to the 400 Building, will expire on November 30, 2024. Under the terms of the Third Amendment, we are obligated to pay approximately $5.8 million in base rent payments through November 2024. The Third Amendment does not extend the term of the Lease with respect to the 600 Building and, therefore, the Company’s lease of the 600 Building will terminate on November 30, 2019.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Lease Agreement dated April 1, 2019 by and between the registrant and HCP LS Redwood City, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: April 5, 2019	By:	/s/ Mark Weinswig
Mark Weinswig Chief Financial Officer